Exhibit 21

Subsidiaries of Hilb, Rogal and Hamilton Company

Name of Subsidiary	State/Province of Incorporation
Aris/B&W Insurance Services, Inc. (4 locations)	California
Bay Technology Group LLC	Delaware
Berwanger Overmyer Associates	Ohio
Dulaney, Johnston & Priest, Inc. (4 locations)	Kansas
Essenale, Ltd.	Bermuda
Freberg Environmental, Inc. (4 locations)	Colorado
HRH Financial Institutions Group, Inc.	Pennsylvania
HRH Insurance Services of the Coachella Valley, Inc. (2 locations)	California
HRH Insurance Services of Central California, Inc. (3 locations)	California
HRH Consulting Group, LLC	New York
HRH of Northern California Insurance Services, Inc. (6 locations)	California
HRH Securities, Inc.	New York
HRH Security Services, Inc. (4 locations)	Pennsylvania
Hilb, Rogal and Hamilton Company of Alabama, Inc. (4 locations)	Alabama
Hilb, Rogal and Hamilton Company of Arizona (3 locations)	Arizona
Hilb, Rogal and Hamilton Company of Atlanta, Inc.	Georgia
Hilb, Rogal and Hamilton Company of Baltimore	Maryland
Hilb, Rogal and Hamilton Company of Connecticut, LLC (4 locations)	Connecticut
Hilb, Rogal and Hamilton Company of Colorado	Colorado
Hilb, Rogal and Hamilton Company of Metropolitan Washington (2 Locations)	Delaware
Hilb, Rogal and Hamilton Company of Gainesville, Florida, Inc.	Florida

Exhibit 21 (Continued)

Subsidiaries of Hilb, Rogal and Hamilton Company

Name of Subsidiary	State/Province of Incorporation
Hilb, Rogal and Hamilton Company of Gainesville, Georgia	Georgia
Hilb, Rogal and Hamilton Company of Grand Rapids	Michigan
Hilb, Rogal and Hamilton Company of Illinois (2 locations)	Illinois
Hilb, Rogal and Hamilton Insurance Agency of Massachusetts, LLC (2 locations)	Virginia
Hilb, Rogal and Hamilton Company of New York, LLC	New York
Hilb, Rogal and Hamilton Company of Northern New Jersey, LLC	New Jersey
Hilb, Rogal and Hamilton Company of Oklahoma	Oklahoma
Hilb, Rogal and Hamilton Company of Oregon	Oregon
Hilb, Rogal and Hamilton Company of Orlando	Florida
Hilb, Rogal and Hamilton Company of Philadelphia, LLC	Pennsylvania
Hilb, Rogal and Hamilton Company of Pittsburgh, LLC	Pennsylvania
Hilb, Rogal and Hamilton Company of Port Huron	Michigan
Hilb, Rogal and Hamilton Company of San Antonio	Texas
Hilb, Rogal and Hamilton Company of Southwest Florida	Florida
Hilb, Rogal and Hamilton Company of Savannah, Inc.	Georgia
Hilb, Rogal and Hamilton Services Company	Virginia
Hilb, Rogal and Hamilton Company of South Florida	Florida
Hilb, Rogal and Hamilton Company of Southern New Jersey	New Jersey
Hilb, Rogal and Hamilton Company of Tampa Bay, Inc.	Florida
Hilb, Rogal and Hamilton Company of Texas (11 locations)	Texas
Hilb, Rogal and Hamilton Company of Upstate New York, LLC (2 Locations)	Delaware

Exhibit 21 (Continued)

Subsidiaries of Hilb, Rogal and Hamilton Company

Name of Subsidiary	State/Province of Incorporation
Hilb, Rogal and Hamilton Company of Virginia (2 locations)	Virginia
Hilb, Rogal and Hamilton Insurance Services of Orange County, Inc.	California
Hilb, Rogal and Hamilton Insurance Services of San Diego, Inc.	California
Hilb, Rogal and Hamilton Investment Company	Delaware
Hilb, Rogal and Hamilton Realty Company	Delaware
Hobbs Group (Canada) Insurance Brokers Ltd.	Canada
Hobbs Group, LLC	Delaware
Hobbs Group Limited Liability Company	Ohio
Hobbs Group Insurance Brokers, LLC (11 locations)	Massachusetts
Hobbs Group Investment Advisors, LLC	Delaware
Hobbs Group, Inc.	Maryland
Hobbs Group, Inc	Massachusetts
Hobbs Group, Inc.	Ohio
Hobbs Group, Inc. (2 locations)	Texas
Hobbs Group (NY) LLC (10 locations)	New York
Hobbs IRA Corp.	Delaware
Hobbs/OFJ Acquisition Corporation	Massachusetts
Hunt Insurance Group, Inc.	Florida
ISU North American Insurance Agency (2 locations)	California
Integrated Risk Solutions Insurance Services, LLC	California
Integrated Risk Solutions Insurance Services, LLC	Delaware
Kirklin & Company, LLC	Delaware
New World E & S, LLC	Delaware
NIB/Lees Preston Ltd.	United Kingdom
O’Neill, Finnegan & Jordan Insurance Agency, Inc.	Massachusetts
Premium Funding Associates, Inc.	Connecticut
Professional Practice Insurance Brokers, Inc. (3 locations)	California
Staffing Risk Solutions, LLC	Delaware
TLC Hobbs, LLC	Colorado

Exhibit 21 (Continued)

Subsidiaries of Hilb, Rogal and Hamilton Company

The Dunlap Corporation (4 locations)	Maine
The Managing Agency Group, Inc.	Connecticut
Timothy S. Mills Insurance Services, Inc.	California
Thomas M. Murphy & Associates, Inc.	Connecticut
Westport Financial Services, LLC (5 locations)	Delaware
Westport Insurance Agency, Inc.	Delaware
Westport Insurance Agency, LLC	Delaware
Westport Insurance Brokerage, LLC	Massachusetts
Westport Insurance Agency, LLC	Texas
Westport Worldwide, LLC	Delaware

Each of the above subsidiaries is 100% owned by the registrant except for NIB/Lees Preston Ltd. and New World E&S, LLC which are owned 70% and 51%, respectively, by the registrant.